EXHIBIT 32

In connection with the Quarterly Report of CEL-SCI Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), Geert Kersten, the Principal Executive Officer of the Company and Patricia Prichep, the Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

August 14, 2026	By:	/s/ Geert Kersten
Geert Kersten, Principal Executive Officer

	By:	/s/ Patricia Prichep
Patricia Prichep, Principal Financial Officer